SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 12, 2007
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer
Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
 (Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2007, Mr. Thomas C. Muniz advised our board of directors of his intention to resign from his positions as President and Corporate Secretary of our company, effective as of October 1, 2007.

Our board of directors has appointed Mr. Joseph Martinez, our Chief Executive Officer, to the additional position of President and Mr. Stephen Wilson, our Chief Financial Officer, to the additional position of Corporate Secretary, both effective as of October 1, 2007.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 12, 2007, our board of directors approved a change in our fiscal year from a fiscal year ending December 31 to a fiscal year ending on September 30.  Effective on September 30, 2007, the change in our fiscal year will take effect and, therefore, there will be no transition period in connection with this change of fiscal year-end.  Our 2007 fiscal year will end on September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: September 17, 2007	By:	/s/Joseph Martinez
Joseph Martinez
Chief Executive Officer